SERVICES AGREEMENT AMMENDMENT #1

This Amendment (#1), dated December 1st, 2007("the Amendment Date"), is between Michael Beecher ("Beecher" or "the Executive") and Direct Insite Corp. ("DIRI"), and amends the Services Agreement between the parties dated August 1st, 2006, (the "Agreement").

                                    RECITALS
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WHEREAS, DIRI and BEECHER entered into the Agreement and now desire to amend the
Agreement in certain respects, with this Amendment to be effective on and after December 1st, 2007, (the "Amendment Effective Date");

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, DIRI and BEECHER agree to amend the sections of the Agreement as follows:

3. Term. Subject to earlier termination on the terms and conditions hereinafter provided, the term of this Services Agreement shall be from August 1st, 2006 until December 31st, 2009. Upon mutual written agreement of both Parties this Services Agreement may be extended until December 31st, 2010.

4. Compensation. For all services rendered by BEECHER under this Agreement, compensation shall be paid to BEECHER as follows:

     (a) Effective the date of this Amendment and for the remaining term of the Agreement BEECHER shall receive $14,583.33 per month as compensation. Prior stock options awards to purchase shares of Direct Insite Corp. common stock shall continue to vest ratably on a monthly basis to July 31st, 2008. Effective December 1st, 2007 until December 31st, 2009 BEECHER shall receive a monthly stock grant in the amount of (2,500) shares of Direct Insite Corp. restricted common stock, such restriction shall be removed upon termination of this Agreement.

6.   Severance Benefits.

     c) The severance benefits under this section in the event of 1.) termination by the Company without cause or 2.) by BEECHER for Good Reason within twelve months following a "Change of Control," as defined in Section 14 of the Agreement, shall consist of the immediate vesting of all unvested shares of common stock and options, and the removal of any restriction upon any shares of common stock held in BEECHER's name. "Good Reason" is defined as (i) a material reduction of the Executive's authority, duties or responsibilities and the Executive has provided the Company with reasonable notice and an opportunity to cure, (ii) a reduction in the Executive's base salary or (iii); any failure of the Company materially to comply with and satisfy the terms of this Agreement. In the event of termination for cause by the Company or voluntary termination without good reason by BEECHER, unvested restricted stock amounts shall be forfeited.

     d) In the event that Company elects to terminate this agreement without cause then as severance the Company will pay to BEECHER the equivalent of twelve months salary upon the date of termination of this Agreement.
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Definitions.  Capitalized  terms  used  in  the  Amendment,  to the  extent  not otherwise defined in this Amendment, shall have the same meanings as in the Agreement.

Ratifications. The terms and provision set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement. The terms and provisions of the Agreement, as expressly modified and superseded by this Amendment, are ratified and confirmed and shall continue in full force and effect, and shall continue to be legal, valid, binding and enforceable obligations of the parties.

Counterparts. This Amendment may be executed in several counterparts, all of which taken together shall constitute a single agreement between the parties.

IN WITNESS WHEREOF, BEECHER and DIRI have caused this Amendment to be executed as of the date first set forth above.

ACCEPTED AND AGREED TO BY:

DIRECT INSITE CORP.                                  MICHAEL J. BEECHER

By: /s/ James Cannavino                     By: /s/ Michael J. Beecher
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Name:   James Cannavino                     Name:   Michael J. Beecher
Title:  Chairman & CEO                      Title:  CFO
Date:   Dec 23, 2007                        Date:   12/20/2007
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